Contacts:

Christopher Martin, Investor Relations
703.460.6609
Christopher.Martin@webmethods.com

John Conley, Public Relations
703.460.5996
John.Conley@webmethods.com

WEBMETHODS REPORTS FISCAL SECOND QUARTER FINANCIAL RESULTS

FAIRFAX, Va. – November 2, 2006 – webMethods, Inc. (Nasdaq: WEBM), a leading provider of business integration and optimization software, today announced financial results for its fiscal second quarter ended September 30, 2006. These financial results are based on the company’s preliminary valuation of the purchase price allocation and related accounting treatment for its acquisitions of Infravio and Cerebra. Complete financial results will be included in the company’s Form 10-Q for the period ended September 30, 2006 and may vary from the results reported in this press release.

Total revenue for the second quarter was $50.8 million, compared to $49.2 million in the prior year period. License revenue for the second quarter was $16.5 million, compared to $19.4 million in the prior year period. Professional Services revenue for the second quarter was 13.3 million, compared to $11.3 million in the prior year period. Maintenance revenue for the second quarter was $21.0 million as compared to $18.5 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net loss for the second quarter was $4.1 million, or a loss of $0.07 per share, compared to net income of $2.6 million, or earnings of $0.05 per share, in the prior year period.

GAAP results for the second quarter reflect $2.8 million of stock-based compensation expense as a result of the company’s adoption of Financial Accounting Standard No. 123R. Fiscal year 2006 results do not include these expenses. Second quarter GAAP results also include expenses of $736,000 for amortization of acquired intangibles, $1.2 million for the write-off of in-process research and development costs and $430,000 of transaction fees and other related acquisition costs. This compares to expenses of $661,000 for amortization of deferred warrant charge and $599,000 for amortization of acquired intangibles included in last year’s second quarter GAAP results.

“Despite the weakness of our recent performance, we continue to see healthy demand in the market place. Clearly, we need to improve our execution and we’ve taken immediate steps to do so,” said David Mitchell, president and CEO, webMethods, Inc. “We have also carefully reviewed current organizational spending levels and have identified several initiatives which will significantly reduce expenses over the next several quarters. As our desire for profitability cannot outpace our desire to grow, these initiatives will not reduce our quota bearing headcount or impact our product or service deliverables.”

Second Quarter Financial Highlights:

•	Cash and marketable securities at September 30, 2006 decreased by approximately $38.5 million to $136.6 million from $175.1 million at June 30, 2006, primarily due to the acquisition of Infravio and the purchase of assets of Cerebra.

•	Total deferred revenue at September 30, 2006 decreased by $9.3 million to $47.2 million from $56.5 million at June 30, 2006.

Financial Outlook: Based on currently available information, webMethods anticipates total revenue in the fiscal third quarter ending December 31, 2006 will be in the range of $47 million to $50 million, which includes license revenue in the range of $13.5 million to $16 million. GAAP net loss per share for the third quarter is anticipated to be in the range of $0.16 to $0.11. GAAP net loss for the third quarter is expected to include expenses of approximately $3.5 million related to stock-based compensation, $1.4 million for amortization of acquired intangibles, $1.3 million for excess facilities costs and assumes income tax expenses of $300,000.

Quarterly Business Highlights: During the second quarter, webMethods completed its acquisition of Infravio, a privately-held provider of industry leading solutions for SOA governance, for approximately $38 million. Earlier in the quarter, webMethods completed its acquisition of assets of privately-held Cerebra, Inc. Cerebra’s semantic metadata technology will be offered as a differentiating feature within future editions of webMethods’ flagship product suite, webMethods Fabric™.

According to Enterprise Management Associates [webMethods Executes on Acquisition Strategy, Nabs Infravio (September 2006)], a leading provider of IT industry research and analysis, “webMethods’ simultaneous courtships and acquisitions of Cerebra and Infravio indicate clear market vision combined with an intent to pursue the logical outcome of SOA evolution, which will undoubtedly be inter-enterprise services. . . Together, they will significantly enhance webMethods’ already robust SOA execution environment and could well be a key differentiator in the marketplace.”

In its July 2006 issue, Computer Business Review named webMethods one of the ten most influential companies in Business Process Management (BPM) and integration. The company was also recognized during the quarter by SWIFT (the Society for Worldwide Interbank Financial Telecommunications) with the organization’s SWIFTReady Financial EAI Gold Certification for 2006. These standards and protocols are used to ensure reliable, secure and assured messaging between nearly 8,000 financial institutions spanning more than 200 countries.

In October, Francis A. “Fran” Dramis, Jr. was elected to the webMethods Board of Directors as an additional independent director. Mr. Dramis currently serves as the Chief Information, E-Commerce and Security Officer for BellSouth Corporation.

Global Customer Wins: webMethods won new and additional business during the second quarter with strategic customers worldwide. The following companies represent important new and follow-on business that closed during the quarter: Active Health Management, Inc., Arinso International, Arrivia.Kom, Capital One Services, Inc., Casbega S.A., Commonwealth of Pennsylvania Department of Labor and Industry, Cox Communications, Elemica, Inc., Hewlett-Packard UAB for Ministry of Health Lithuania, Lenders First Choice, Telarix, and Tribeca Global Management LLC, a subsidiary of Citigroup Alternative Investments, among others.

Conference Call Information: webMethods will host a conference call at 5:00 p.m. Eastern Time today to discuss the company’s fiscal second quarter financial results and its future guidance. The conference call will be available via telephone by dialing 1 (877) 468-1591 in North America or 1 (706) 679-0585 outside North America, or via webcast at www.webmethods.com/investors. A replay of this call will be available through November 9, 2006. Please dial 1-(800) 642-1687 in North America and 1-(706) 645-9291 outside North America, confirmation number 9838097.

About webMethods, Inc.
webMethods (NASDAQ: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,400 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.

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The webMethods name and logo are registered trademarks of webMethods, Inc. in the United States and certain other countries.  All other marks mentioned are trademarks or service marks of their respective companies.

This press release and the conference call announced in it may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of its markets, the size and quality of its pipeline, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, expenses, net earnings or loss, earnings or loss per share), expected financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or geographic regions of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the risk that management of webMethods has not completed its review of the preliminary results presented in this press release and, accordingly, the preliminary results may be adjusted, the impact of economic conditions, geopolitical factors, seasonal factors, competitive and pricing pressures, terrorism and related uncertainties in the U.S. and abroad on the company’s customers and prospects and their IT spending budgets and priorities; impact upon operations of legal compliance matters or internal controls review, improvement and remediation; difficulties in achieving or maintaining anticipated expense levels and controlling major expenses; variations in the size and timing of customer orders and demand for software offered by webMethods; impact of compliance programs and claims for alleged violations of requirements and duties; impact of changes in management or staff levels; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed in the “Risk Factors” section of webMethods’ Form 10-K for the year ended March 31, 2006, which is on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.